UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ORIENTAL FINANCIAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	66-0538893

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Professional Offices Park 1000 San Roberto Street San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-108401

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

7.0% Noncumulative Monthly	New York Stock Exchange

Income Preferred Stock, Series B

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant’s Securities to be Registered.

     A description of the 7.0% Noncumulative Monthly Income Preferred Stock, Series B, $1.00 par value per share (the “Series B Preferred Stock”), of Oriental Financial Group Inc. (the “Company”) is contained in a prospectus filed with the U.S. Securities and Exchange Commission on September 25, 2003, pursuant to Rule 424(b)(4) under the Securities Act of 1933. The prospectus relates to the Company’s Registration Statement No. 333-108401 on Form S-3, dated August 29, 2003, as amended on September 8, 2003 and September 23, 2003, which became effective on September 25, 2003, and is incorporated herein by reference.

Item 2.     Exhibits.

Exhibit No.	Description of Document

3	Certificate of Incorporation, as amended, of the Company (incorporated by reference from Exhibit 3 of the Company’s Registration Statement No. 333-75609 on Form S-3, dated April 2, 1999).

4.1*	Certificate of Designation designating the terms of the Series B Preferred Stock.

4.2	Form of Series B Preferred Stock Certificate (incorporated by reference from Exhibit 4.2 of the Company’s Registration Statement No. 333-108401 on Form S-3, dated August 29, 2003, as amended on September 8, 2003 and September 23, 2003).

•	Filed herewith.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORIENTAL FINANCIAL GROUP INC.

Date: September 25, 2003	By:	/s/ José Enrique Fernández

José Enrique Fernández Chairman of the Board, President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Document

3	Certificate of Incorporation, as amended, of the Company (incorporated by reference from Exhibit 3 of the Company’s Registration Statement No. 333-75609 on Form S-3, dated April 2, 1999).

4.1*	Certificate of Designation designating the terms of the Series B Preferred Stock.

4.2	Form of Series B Preferred Stock Certificate (incorporated by reference from Exhibit 4.2 of the Company’s Registration Statement No. 333-108401 on Form S-3, dated August 29, 2003, as amended on September 8, 2003 and September 23, 2003).

•	Filed herewith.